UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 8, 2007

PATRIOT INVESTMENT CORPORATION
(Exact name of registrant as specified in its charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-25765
(Commission File Number)

87-0429748
(I.R.S. Employer Identification No.)

c/o Harbin SenRun Forestry Development Co., Ltd.
Room 517, No. 18 Building
Nangangjizhoing District
Hi-Tech Development Zone
Harbin, Heilongjiang Province, People’s Republic of China
(Address of principal executive offices, including zip code)

86-0451-87011257
(Registrant's Telephone Number, Including Area Code)

This Current Report on Form 8-K is filed by Patriot Investment Corporation, a Nevada corporation (the “Registrant”), in connection with the items set forth below.

ITEM 5.02      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On October 8, 2007, the Registrant announced the dismissal of Chunman Zhang from the offices of Chief Executive Officer, Chief Financial Officer and Treasurer. On October 8, 2007, the Registrant announced the appointment of Mr. Yuan Tian as the Chief Executive Officer of the Registrant and Mr. Man Ha as the Chief Financial Officer and Treasurer of the Registrant.

Mr. Yuan Tian, aged 34, graduated from the Institute of National Economic Management in Renmin University of China with a Bachelors of Economics Degree in 1996, and attended senior EMBA courses in Schenzhen Academy of Tsinghua University in 2001. In July 1996, Mr. Tian started his career in the Marketing Department of Hainan Airline Co., Ltd. In 1998 he was appointed as Project & Marketing Leader to establish the Hainan Airline Hotel Group. After that, Mr. Tian was appointed as Assistant to the General Manager, Marketing Department in Hainan Airline Hotel Group, and general manager of Hainan Airline Commercial Tourism Co., Ltd. In October 1999, he joined Guangdong Huajing Industrial (Group) Co., Ltd. as Assistant to the General Manager. In April 2003, he joined Guangzhou Hengda Industrial (Group) Co., Ltd. as the Officer to the President. From August 2005 to August 2006, he joined Guangdong New Generation Commercial Management Co., Ltd. and was appointed as General Manager of the marketing center, and Officer of non-ticket section management office, and Director of Tourism Credit Center. From 2006 to January 2007, he was appointed as CEO of Suzhou Tongli International Tourism Development Co., Ltd. In February 2007, Mr. Tian worked as the General Manager in the Network Payment Department in Guangdong Tour Electric Commercial Traveling Service Co., Ltd.

Mr. Man Ha, aged 45, was appointed a director of the Registrant on June 26, 2007. Prior to that appointment, Mr. Ha served as the Chief Financial Officer of China World Trade Corporation since February 28, 2006. He has over 20 years of experience in the areas of auditing, transaction advisory services and commercial fields. In the past, he was executive director, group financial controller and company secretary of several publicly traded companies that were listed on the Hong Kong Stock Exchange. Mr. Ha holds a Masters Degree in Professional Accounting from the Open University of Hong Kong. He is also a fellow member of The Association of Chartered Certified Accountants and The Hong Kong Institute of Certified Public Accountants.

The Registrant discloses that there are no transactions since the beginning of its last fiscal year, or any currently proposed transaction, in which the Registrant was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of the Registrant’s total assets at year-end for the last three completed fiscal years, and in which Mr. Tian or Mr. Ha had or will have a direct or indirect material interest, except as hereinafter set forth, Mr. Ha may be issued shares of the Registrant’s common stock that will be issued upon the conversion of the Registrant’s 10,000,000 shares of Series A Voting Convertible Preferred Stock exchanged in connection with the reverse merger of Harbin SenRun Forestry Development Co., Ltd. into the Registrant., a transaction which closed on June 26, 2007. The plan of issuance of the 47,530,000 common shares to be issued upon conversion of the preferred stock has not been determined to date, so it is not possible to determine Mr. Ha’s exact direct or indirect material interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Patriot Investment Corporation

Date: October 22, 2007	By:	/s/ Yuan Tian
Yuan Tian
Chief Executive Officer